Exhibit 99.1

MCEWEN MINING: DIRECTOR APPOINTMENT AND LOS AZULES UPDATE

TORONTO, Sept. 29, 2021 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to report that William (Bill) Shaver, P. Eng., has been appointed to the Board of Directors effective immediately.

Mr. Shaver is a seasoned mining executive with over 50 years of management and executive experience in all facets of mine design, construction, and operations. In 1980, he was a founder of Dynatec Corporation, which became one of the leading contracting and mine operating groups in North America. In 2013, he was recognized as the Ernst and Young Entrepreneur of the Year for his devotion to bringing innovation to the mining industry. Most recently, he served as Chief Operating Officer of INV Metals before its sale to Dundee Precious Metals. He completed the Technician Program at the Haileybury School of Mines and is a Professional Engineer with a BSc in Mining Engineering from Queens University in Kingston. He is also a designated Independent Corporate Director, having received his ICD.D designation in 2019.

Mr. Shaver replaces Gregory Fauquier, who has resigned from the Board of Directors after seven years of distinguished service to the Company. We sincerely thank Mr. Fauquier for his contributions and wish him well in all his future endeavors.

Los Azules Project, Argentina

The McEwen Copper division, 81% owned by McEwen Mining, is rapidly advancing work on the Los Azules project following the completion of the US$40 million first tranche private placement financing announced August 23, 2021. The second tranche of the private placement is expected to close shortly. Preparations are underway for a large 53,000-meter drilling program targeting the upgrading of Inferred mineral resources to the Indicated category. The first 2 drill rigs are arriving in early November 2021, ramping up to the full complement of 10 drills by January 2022. Access to the project is currently being established on the existing exploration road, which has been safely cleared by crews 48 miles (78 km) of the route, approximately three quarters of the way to the project. Construction of a new all-season lower altitude access road is underway, with completion expected in H2 2022.

McEwen Copper has engaged an experienced group of professionals and consultants to guide the Los Azules project towards the pre-feasibility study stage, including Dave Tyler, Study Director, Gary Cochran, Project & Construction Manager, and Bill Thomas, Manager of Business Improvement & Operational Readiness.

Dave Tyler, Study Director

Dave is a senior mining executive with over 30 years of expertise in innovation, planning, engineering, permitting, start-up, and operations of successful mines internationally. He has authored multiple feasibility studies of major precious and base metals mining projects globally, including South America. Mr. Tyler was previously the Study Director for Newmont Mining, VP of Technical Services for Coeur Mining, and the Vice President Project Development for Twin Metals, leading a $1.1B copper-nickel development project near an environmentally sensitive national wilderness area.

Gary Cochran, Project & Construction Manager

Gary is a seasoned mining and construction professional with over 35 years of experience in surface mining and associated construction works. He has successfully led multiple large-scale projects and has trained personnel to high standards of safe economical operation in all aspects of mining and construction. Gary was the Construction & Project Manager for Hudbay Minerals’ Constancia Copper Mine in Peru. He also managed the El Brocal Zinc open pit mine operations in Peru. Gary was a manager for Anglo American’s Quellaveco Mine in Peru and was involved in managing winter operations as an advisor to Barrick’s Veladero project in Argentina.

William Thomas, Manager of Business Improvement & Operational Readiness

William (Bill) is a project consulting engineer experienced in facility design optimization, mineral processing, asset management, logistics, safety, training and change management. Bill was a project consultant to Hudbay Minerals’ Constancia Project in Peru, as well as Project Consultant to both Newmont and Freeport, responsible for defining core business processes to support capital effectiveness and delivery of low cost, high productivity business-ready facilities.

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Technical Information

The technical contents of this news release have been reviewed and approved by G. Peter Mah, P.Eng., COO of McEwen Mining and a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by the management of McEwen Mining Inc.

ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer and explorer focused in the Americas with operating mines in Nevada, Canada, Mexico and Argentina.

CONTACT INFORMATION:

Investor Relations:	Website: www.mcewenmining.com	150 King Street West
(866)-441-0690 Toll Free		Suite 2800, P.O. Box 24
(647)-258-0395	Facebook: facebook.com/mcewenmining	Toronto, ON, Canada
	Facebook: facebook.com/mcewenrob	M5H 1J9
Mihaela Iancu ext. 320
Twitter: twitter.com/mcewenmining
info@mcewenmining.com	Twitter: twitter.com/robmcewenmux

Instagram: instagram.com/mcewenmining

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